                                                                    EXHIBIT 12.1

                              CASINO AMERICA, INC.

             COMPUTATION OF THE RATIO OF EARNINGS TO FIXED CHARGES

                             (DOLLARS IN THOUSANDS)

                                                                         PRO
                                        YEAR ENDED APRIL 30,            FORMA
                                   ----------------------------------  -------
                                    1993     1994     1995     1996     1996
                                   -------  -------  -------  -------  -------
Earnings:
  Income before income taxes...... $15,451  $31,555  $30,054  $ 5,703  $ 4,706
  Add:
    Fixed charges identified
     below........................   3,009   10,527   17,971   22,662   23,668
  Deduct:
    Interest capitalized during
     the period...................     (30)  (1,197)  (1,006)  (2,125)  (2,125)
                                   -------  -------  -------  -------  -------
Adjusted earnings................. $18,430  $40,885  $47,019  $26,240  $26,249
                                   =======  =======  =======  =======  =======
Fixed Charges:
  Interest expense................ $ 2,605  $ 8,366  $16,126  $19,582  $20,588
  Interest capitalized............      30    1,197    1,006    2,125    2,125
  Interest portion of rent expense
   (25%)..........................     374      964      839      955      955
                                   -------  -------  -------  -------  -------
  Adjusted fixed charges.......... $ 3,009  $10,527  $17,971  $22,662  $23,668
                                   =======  =======  =======  =======  =======
Ratio of Earnings to Fixed
 Charges..........................     6.1      3.9      2.6      1.2      1.1
                                   =======  =======  =======  =======  =======

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Note: Because the Company had no earnings and no fixed charges for fiscal periods prior to 1993, the ratio of earnings to fixed charges is not applicable for these periods.